Exhibit 3.12.1

Filing fee:
FILED		Recent *:
IN THE OFFICE OF THE	Articles of Incorporation
SECRETARY OF STATE OF THE	(PURSUANT TO NRS 71)
STATE OF NEVADA	STATE OF NEVADA
AUG 2 9 1996	Secretary of State

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.	NAME OF CORPORATION:	ReFinance America Ltd.

2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)
	Name of Resident Agent: THE CORPORATION TRUST COMPANY OF NEVADA
	Street Address:	One	East First Street,	Reno, Nevada	89501
		Street No.	Street Name	City	Zip

3.	SHARES: (number of shares the corporation is authorized to issue)
	Number of shares with par value:	Par value:	Number of shares without par value: 1000

4.	GOVERNING BOARD: shall be styled as (check one):	☒	Directors ☐	Trustees
The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows (attach additional pages if necessary):

	Philip E. Lowery	1999 Broadway, #3800, Denver, Co 80202
	Name	Address	City/State/Zip

	P. Scott Lowery	1999 Broadway, #3800, Denver, Co 80202
	Name	Address	City/State/Zip

5.	PURPOSE (optional— see reverse side); The purpose of the corporation shall be:
N/A

OTHER MATTERS:  This form includes the minimal statutory requirements to incorporate under NRS 78.  You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate.  If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction.

Number of pages attached 0.
7.

SIGNATURES OF INCORPORATORS:  The names and addresses of each of the incorporators signing the articles (Signatures must be notarized) (Attach additional pages if there are more than two incorporators.)

Susan A. Vertress	Norma Barrios
Name (print)	Name (print)
1675 Broadway, Ste 1200, Denver, CO 80202	1675 Broadway, Ste 1200, Denver, CO 80202
Address	Address

/s/ Susan A. Vertress	/s/ Norma Barrios
Signature	Signature

State of Colorado County of Denver	State of Colorado County of Denver

This instrument was acknowledged before me on August 27, 1996, by Susan A. Ventrees as incorporator of ReFinance America, Ltd.	This instrument was acknowledged before me on August 27, 1996, by Norma Barrios as incorporator of ReFinance America, Ltd.